Exhibit 99.1

FOR IMMEDIATE RELEASE

Teladoc Completes Acquisition of Best Doctors

Acquisition paves the way for Teladoc to deliver on new paradigm for healthcare delivery

PURCHASE, NY, July 17, 2017 — Teladoc, Inc. (NYSE: TDOC), the nation’s first and largest telehealth platform, today announced the completion of its acquisition of Best Doctors, the world’s leading expert medical consultation company focused on improving health outcomes for the most complex, critical and costly medical issues. With its newly acquired global footprint, network of more than 50,000 medical experts, and unmatched reputation for delivering quality outcomes, Teladoc is prepared to deliver on its vision to provide a central, trusted source for patients to get resolution to their healthcare needs.

“Today we take a tremendous step forward as we continue to deliver on our promise to transform the healthcare experience; to provide an unprecedented, single-point of access for resolution to the widest spectrum of medical conditions, delivered via a virtual platform,” said Teladoc CEO, Jason Gorevic. “We look forward to the impact that we can make as one company, and are excited to lead our members and the greater healthcare community on the journey ahead.”

Teladoc will marry its award-winning technology, industry-leading engagement capabilities, and robust, scalable platform with Best Doctors’ world-renowned network of medical experts across 450 specialties. As a Teladoc company, Best Doctors will maintain its trusted brand identity and continue to redefine the standard for high acuity, complex care cases with a patient-centric clinical model using analytics expertise and patient decision-support. These combined capabilities will provide employers, health plans and health systems with a comprehensive solution for patients to seek resolution for everything from a child’s fever, to personal anxiety, to a parent’s heart condition, with convenient access in the U.S. and around the globe.

Pursuant to the definitive agreement announced on June 19, 2017, Best Doctors shareholders will receive $375 million in cash and $65 million in Teladoc common stock from the issuance of approximately 1.9 million shares. The Company had approximately 62.9 million shares outstanding as of June 30, 2017, and approximately 64.8 million shares outstanding as of July 14, 2017, reflecting this issuance. As previously communicated, Teladoc will update its 2017 annual guidance to reflect the addition of Best Doctors when it reports second quarter 2017 earnings results on August 2, 2017.

For more information about how Teladoc is transforming healthcare with Best Doctors, visit here.

In connection with the acquisition of Best Doctors, and effective as of the closing date, Teladoc granted to six employees of Best Doctors, and one new employee of Teladoc, stock option awards covering an aggregate 400,789 shares of Teladoc common stock and restricted stock unit awards covering 191,176 shares of Teladoc common stock. The stock option awards each have an exercise price of $35.45. These awards include a grant to Peter McClennen of a stock option award covering 123,320 shares of Teladoc common stock and a restricted stock unit award covering 58,824 shares of Teladoc common stock. The other recipients of these equity awards are Lewis Levy, John McLean, Kelly Bliss, Suzanne Leary, David Harrison and David Schloss. These equity awards will generally vest based on continued service to Teladoc over the four years following the date of grant, except for Mr. McClennen’s awards, which vest in two equal annual installments following the date of grant. The stock option and restricted stock unit awards were approved by the Compensation Committee of the Board of Directors of Teladoc and were granted under the Teladoc, Inc. 2017 Employment Inducement Incentive Award Plan as employment inducement awards pursuant to NYSE rules.

About Teladoc, Inc.

Teladoc, Inc. (NYSE:TDOC) is the nation’s first and largest telehealth platform. Recognized by MIT Technology Review as one of the “50 Smartest Companies,” Teladoc is forging a new healthcare experience with an innovative portfolio of virtual care delivery solutions.  Currently, Teladoc serves more than 7,500 clients — from payers to providers to employers — and more than 20 million members who connect within minutes to Teladoc’s network of more than 3,100 board-certified, state-licensed physicians and therapists, 24/7. Teladoc’s services and solutions marry a highly engaging consumer experience with the latest in data & analytics, and a highly flexible technology platform. Teladoc has delivered more than 2.5 million medical visits for general medical, dermatology, counseling, psychiatry, sexual health, and tobacco cessation.

About Best Doctors

Founded in 1989 by Harvard Medical School physicians, Best Doctors is the world’s leading medical consultation company that connects individuals facing difficult diagnostic or medical treatment decisions with the best doctors, ranked by impartial peer review in over 450 subspecialties of medicine, to review their diagnosis and treatment plans. Best Doctors serves millions of members worldwide utilizing access to the brightest minds in medicine, analytics and technology to deliver improved health outcomes while reducing costs. A Best Doctors expert opinion led to a change or refinement of diagnosis in 37% of cases that the company reviewed, as well as a change or improvement of treatment plans in 75% of cases.

Media Contacts:
Courtney McLeod

Director of Public Relations, Teladoc

914-265-6789

cmcleod@teladoc.com

Maura Siefring

GCI Health for Teladoc

215-837-8450

Maura.Siefring@gcihealth.com

Investor Contact:
Jisoo Suh

Director of Investor Relations

914-265-6706
jsuh@teladoc.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Teladoc, Best Doctors, the proposed acquisition of Best Doctors and other matters. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the intended acquisition of Best Doctors, future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Teladoc and Best Doctors. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the acquisition of Best Doctors, including failure to obtain applicable regulatory approvals in a timely manner or at all, integration risks, exposure to international operations and failure to achieve the anticipated benefits of the acquisition; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) results of litigation; (v) the loss of one or more key clients; and (vi) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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